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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                           JURISDICTION OF
SUBSIDIARY                                                                  INCORPORATION
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REMEC Microwave, Inc. ...............................................  California

REMEC Wireless, Inc. ................................................  California

Humphrey, Inc. ......................................................  California

REMEC Magnum, Inc. ..................................................  California

Verified Technical Corporation ......................................  California

C&S Hybrid, Inc. ....................................................  California

Q-bit Corporation....................................................  Florida

REMEC Canada Incorporated............................................  Nova Scotia, Canada

REMECINC S.A. .......................................................  Costa Rica

REMEC Foreign Sales Corporation......................................  Barbados
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